Exhibit 99.1

Inspirato Announces Second Quarter Results and
Updates Full-Year 2023 Guidance

DENVER, August 8, 2023 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced its 2023 second quarter financial and operating results, entry into a definitive agreement for a new $25 million convertible note investment from Capital One Ventures and updated its full-year 2023 financial guidance.

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

Recent Highlights:

•	Announced entry into a definitive agreement for a new $25 million convertible note investment from Capital One Ventures, forging a new strategic partnership.

•	Launched Inspirato Rewards, the Company’s first ever member loyalty program offering savings and additional travel benefits based on tiered status levels.

•	Continued broad-based cost-cutting measures, including portfolio optimization through early termination of leases and a 6% reduction in force in July, each aimed at aligning future spend with the Company’s profitability objectives.

2023 Second Quarter Highlights:

•	Second quarter 2023 total revenue of $84 million, flat compared to the second quarter of 2022.

•	Total Nights Delivered of 47,400, a year-over-year increase of 1%, driven primarily by increased Pass nights and hotel nights, partly offset by a decrease in paid residence nights delivered.

•	Residence occupancy was 72% compared to 82% in the second quarter of 2022 and residence average daily rate (“ADR”) was $1,750 in the second quarter of 2023 compared to $1,700 in the comparable 2022 period.

•	Total Active Subscriptions of approximately 15,200 were comprised of approximately 12,200 Inspirato Club subscriptions and approximately 3,000 Inspirato Pass subscriptions. Inspirato Club and Pass subscriptions as of June 30 represent a year-over-year increase of 1% and decrease of 18%, respectively.

•	Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”) second quarter contracted sales of $3.7 million and $3.9 million, respectively. Year-to-date, IFG has sold approximately 2,000 travel and membership packages, approximately 1,200 of which were sold in the second quarter. Sales are allocated between subscription revenue and travel revenue and will be recognized as subscription revenue over the life of the contract and travel revenue at the time of travel.

•	Removed 60 residences in the second quarter due to non-renewal and/or early terminations, resulting in a net decrease of 39 residences compared to the first quarter of 2023. Controlled Accommodations as of June 30 totaled 663, a year-over-year decrease of 6% and a sequential quarterly decrease of 9%.

•	Net loss of $47 million in the second quarter of 2023, which includes the impact of a $30 million non-cash asset impairment, compared to a net loss of $5.0 million in the comparable 2022 period. Adjusted EBITDA loss, a non-GAAP financial measure defined below, of $12 million in the second quarter of each 2023 and 2022.

Management Commentary

Co-Founder and Chief Executive Officer Brent Handler commented, “Our team continues to execute on a number of initiatives aimed at maintaining and elevating the value proposition and experience of our members. Our newly created Inspirato Rewards program is a perfect example of our commitment to our loyal and engaged members. We’re also incredibly excited about the investment from Capital One Ventures; this will enable us to set a global standard for luxury travel.”

“We’ve made tremendous progress in optimizing our portfolio over the past few months,” added Chief Financial Officer Robert Kaiden. “Though we won’t begin to see meaningful benefit from these actions until the fourth quarter, we’re demonstrating the strength of our asset-light operating model by renegotiating terms within our existing portfolio and terminating underperforming properties. This approach, plus a continued focus on both reducing overhead and investing in the member experience, has us well-positioned to achieve our future profitability goals.”

2023 Revised Guidance

In the second quarter of 2023, the Company delivered fewer than anticipated paid residence nights and lower than expected residence occupancy. Further, bookings made year-to-date – a strong indicator of future travel revenue – averaged a shorter length of stay and were more biased toward hotels when compared to prior years. These trips typically deliver less revenue and gross margin per trip compared to residence-based travel. As a result of these trends, the Company is updating its 2023 guidance.

For full-year 2023, Inspirato anticipates total revenue between $320 million and $340 million. The decrease in total revenue compared to prior guidance is primarily attributable to the aforementioned travel dynamics. The Company anticipates a full-year 2023 Adjusted EBITDA loss between $30 million and $45 million. The decrease in Adjusted EBITDA loss compared to prior guidance is due to reduced revenue expectations partially offset by a reduction in operating expenses. The revised revenue and Adjusted EBITDA guidance do not contemplate any potential benefit from Inspirato Rewards or the Capital One Ventures partnership.

In July 2023, the Company had a reduction in force resulting in a decrease in total headcount of approximately 6%. Total 2023 operating expenses, excluding equity-based compensation, are expected to be between $125 million and $130 million*.

* Includes general and administrative (excluding equity-based compensation), sales and marketing, operations, and technology and development expenses.

Due to changes in booking behavior, travel mix and anticipated operating expenses, as well as the potential impacts from recent rate reductions, including the Company’s early booking discount and the launch of Inspirato Rewards as well as the timing of the pending investments led by Capital One Ventures, the Company is no longer providing guidance for its anticipated year-end cash balance.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause Inspirato’s actual results to differ materially from these forward-looking statements.

Forward-looking Adjusted EBITDA is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on Inspirato’s future GAAP results.

Capital One Ventures Investment

In August of 2023, the Company announced that it has entered into a definitive agreement for a new $25 million convertible note investment from Capital One Ventures. The capital is expected to provide broad operating flexibility to Inspirato as it continues to enhance the luxury travel experience it delivers for its members. The issuance of the convertible note is subject to certain closing conditions, including the entry into a commercial agreement between Inspirato and Capital One prior to the closing, and the receipt of Inspirato shareholder approvals.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Inspirato common stock, if any, into which the convertible notes will be convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

2023 Second Quarter Financial Results and Operational Metrics

The following table provides the components of gross margin for the periods ended June 30, 2022 and 2023:

	Three Months Ended June 30,			Six Months Ended June 30,
(millions)	2022	2023	% Change	2022	2023	% Change
Travel revenue	$48.1	$48.0	(0)%	$97.9	$103.2	5%
Subscription revenue	35.6	36.0	1%	67.7	72.5	7%
Other revenue	—	0.1	n/m	0.1	0.1	n/m
Total revenue	83.7	84.1	0%	165.8	175.8	6%
Cost of revenue	57.4	64.7	13%	104.7	124.7	19%
Asset Impairment	—	30.1	n/m	—	30.1	n/m
Gross margin	$26.3	$(10.6)	(140)%	$61.1	$21.0	(66)%
Gross margin (%)	31%	(13)%	n/m	37%	12%	n/m

n/m = not meaningful pp = percentage points

The following table provides a breakdown of Total Nights Delivered for the periods ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
(approximate)	2022	2023	2022	2023
Nights delivered
Residence	27,800	27,900	55,500	57,700
Hotel	19,100	19,500	34,300	40,300
Total Nights Delivered	46,900	47,400	89,800	98,000

Reconciliation of Non-GAAP Financial Measures

In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of Inspirato’s past performance and future prospects, and allow for greater transparency with respect to metrics used by Inspirato’s management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because Inspirato believes that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of its business over multiple periods with other companies in its industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, Inspirato’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Inspirato compensates for these limitations by providing a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review its business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA loss, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less warrant fair value gains and losses and asset impairment.

The above items are excluded from Inspirato’s Adjusted Net Loss measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net income (loss) and comprehensive loss less interest, income taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, asset impairment, and public company readiness expenses.

The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Free Cash Flow. Inspirato defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and development of internal-use software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives. Inspirato’s Free Cash Flow is impacted by the timing of bookings because it collects travel revenue between the time of booking and 30 days before a stay or experience occurs. See below for reconciliations of non-GAAP financial measures.

Key Business and Other Operating Metrics

Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.

Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.

Controlled Accommodations. Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by Inspirato’s members.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, Inspirato for Good, Inspirato for Business, employee and other complimentary nights in all residences or hotels.

Inspirato Incorporated

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenue	$83,698	$84,092	$165,771	$175,792
Cost of revenue (including depreciation of $495 and $870 in 2022, and $804 and $1,731 in 2023, respectively)	57,402	64,686	104,711	124,738
Asset impairment	—	30,054	—	30,054
Gross margin	26,296	(10,648)	61,060	21,000
General and administrative (including equity-based compensation of $2,431 and $2,833 in 2022, and $3,731 and $4,388 in 2023, respectively)	16,250	17,885	33,944	35,995
Sales and marketing	11,061	7,954	21,203	14,601
Operations	11,179	6,419	20,853	14,624
Technology and development	2,876	3,007	5,684	6,369
Depreciation and amortization	694	1,015	1,353	1,994
Interest, net	192	(414)	331	(527)
Warrant fair value (gains) losses	(11,126)	(380)	6,544	(276)
Other expense, net	—	321	—	378
Loss and comprehensive loss before income taxes	(4,830)	(46,455)	(28,852)	(52,158)
Income tax expense	206	217	387	417
Net loss and comprehensive loss	(5,036)	(46,672)	(29,239)	(52,575)
Net loss and comprehensive loss attributable to noncontrolling interests	2,969	23,252	14,870	26,259
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(2,067)	$(23,420)	$(14,369)	$(26,316)

Basic and diluted weighted average Class A shares outstanding	52,400	67,341	47,384	65,975
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$(0.04)	$(0.35)	$(0.30)	$(0.40)

Inspirato Incorporated

Consolidated Balance Sheets

(in thousands, except par value)
(unaudited)

	December 31,	June 30,
	2022	2023
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$80,278	$44,383
Restricted cash	1,661	1,662
Accounts receivable, net	3,140	3,453
Accounts receivable, net – related parties	663	275
Prepaid member travel	19,915	22,185
Prepaid expenses	10,922	12,053
Other current assets	302	1,037
Total current assets	116,881	85,048
Property & equipment, net	18,298	18,711
Goodwill	21,233	21,233
Right-of-use assets	271,702	234,676
Other noncurrent assets	2,253	5,756
Total assets	$430,367	$365,424
Liabilities
Current liabilities
Accounts payable	$30,611	$31,257
Accrued liabilities	5,475	1,668
Deferred revenue, current	167,733	160,016
Lease liabilities, current	74,299	65,913
Total current liabilities	278,118	258,854
Deferred revenue, noncurrent	18,321	19,084
Lease liabilities, noncurrent	208,159	209,914
Warrants	759	483
Total liabilities	505,357	488,335

Commitments and contingencies

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 1,000,000 shares authorized, 62,716 and 67,887 shares issued and outstanding as of December 31, 2022, and June 30, 2023, respectively	6	7
Class V common stock, $0.0001 par value, 500,000 shares authorized, 61,360 and 58,555 shares issued and outstanding as of December 31, 2022, and June 30, 2023, respectively	6	6
Additional paid-in capital	245,652	248,346
Accumulated deficit	(233,931)	(260,343)
Total equity (deficit) excluding noncontrolling interest	11,733	(11,984)
Noncontrolling interests	(86,723)	(110,927)
Total deficit	(74,990)	(122,911)
Total liabilities and deficit	$430,367	$365,424

Inspirato Incorporated

Consolidated Statements of Cash Flows
(in thousands)

(unaudited)

	Six months ended June 30,
	2022	2023
Cash flows from operating activities:
Net loss and comprehensive loss	$(29,239)	$(52,575)
Adjustments to reconcile net loss and comprehensive loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,223	3,725
Loss on disposal of fixed assets	—	588
Warrant fair value losses (gains)	6,544	(276)
Asset impairment	—	30,054
Equity-based compensation	2,833	4,388
Amortization of right-of-use assets	45,841	42,362
Changes in operating assets and liabilities:
Accounts receivable, net	613	(517)
Accounts receivable, net – related parties	(322)	388
Prepaid member travel	(3,675)	(2,270)
Prepaid expenses	(3,625)	(1,131)
Lease liability	(46,155)	(41,699)
Other assets	126	(1,192)
Accounts payable	(697)	(392)
Accrued liabilities	(1,237)	(3,807)
Deferred revenue	359	(6,954)
Net cash used in operating activities	(26,411)	(29,308)

Cash flows from investing activities:
Development of internal-use software	(489)	(4,556)
Purchase of property and equipment	(4,619)	(2,500)
Net cash used in investing activities	(5,108)	(7,056)

Cash flows from financing activities:
Repayments of debt	(13,267)	—
Proceeds from debt	14,000	—
Proceeds from reverse recapitalization	90,070	—
Payments of reverse recapitalization costs	(23,899)	—
Proceeds from issuance of Class A common stock	5,000	—
Payments of employee taxes for stock-based award exercises and vestings	(117)	(837)
Proceeds from option exercises	23	1,307
Distributions	(183)	—
Net cash provided by financing activities	71,627	470

Net increase (decrease) in cash, cash equivalents, and restricted cash	40,108	(35,894)
Cash, cash equivalents, and restricted cash – beginning of period	82,953	81,939
Cash, cash equivalents, and restricted cash – end of period	$123,061	$46,045

Supplemental cash flow information;
Cash paid for interest	$285	$—
Cash paid for income taxes	—	59
Significant noncash transactions:
Accounting principle adoption	—	204
Conversion of preferred stock in connection with reverse recapitalization	104,761	—
Warrants acquired at fair value	9,874	—
Warrants exercised	8,390	—
Fixed assets purchased but unpaid, included in accounts payable at period end	324	1,038
Operating lease right-of-use assets exchanged for lease obligations	306,912	35,068
Conversion of deferred rent and prepaid rent to right-of-use assets	6,831	—

Reconciliation of Adjusted Net Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Net loss and comprehensive loss	$(5,036)	$(46,672)	$(29,239)	$(52,575)
Asset impairment	—	30,054	—	30,054
Warrant fair value (gains) losses	(11,126)	(380)	6,544	(276)
Adjusted Net Loss	$(16,162)	$(16,998)	$(22,695)	$(22,797)

Reconciliation of Adjusted EBITDA
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Net loss and comprehensive loss	$(5,036)	$(46,672)	$(29,239)	$(52,575)
Interest, net	192	(414)	331	(527)
Income taxes	206	217	387	417
Depreciation and amortization	1,189	1,819	2,223	3,725
Equity-based compensation	2,431	3,731	2,833	4,388
Warrant fair value (gains) losses	(11,126)	(380)	6,544	(276)
Asset impairment	—	30,054	—	30,054
Public company readiness costs	—	—	1,092	—
Adjusted EBITDA	$(12,144)	$(11,645)	$(15,829)	$(14,794)
Adjusted EBITDA Margin (1)	(14.5)%	(13.8)%	(9.5)%	(8.4)%

(1)	We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow
(unaudited)
	For the three months ended June 30,		For the six months ended June 30,
	2022	2023	2022	2023
Net cash used in operating activities	$(13,745)	$(11,721)	$(26,411)	$(29,308)
Development of internal-use software	(306)	(2,624)	(489)	(4,556)
Purchase of property and equipment	(3,632)	(1,223)	(4,619)	(2,500)
Free Cash Flow	$(17,683)	$(15,568)	$(31,519)	$(36,364)

2023 Second Quarter Earnings Call and Webcast

The Company invites you to join Brent Handler, Co-Founder and Chief Executive Officer, and Robert Kaiden, Chief Financial Officer, for a conference call on Wednesday, August 9, 2023 to discuss its 2023 second quarter operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Wednesday, August 9, 2023 at 11:00 a.m. ET
Webcast: https://edge.media-server.com/mmc/p/f4ydmipk

Upcoming Events

The Company plans to participate in the Oppenheimer 26th Annual Technology, Internet & Communications Conference on August 9, 2023 and attend the Piper Sandler Growth Frontiers Conference in Nashville, TN on September 12-13, 2023. An updated presentation will be posted to the Company’s website, https://investor.inspirato.com, prior to each event.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or Inspirato’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Inspirato’s expectations relating to future operating results and financial position; guidance and growth prospects including those related to new platforms Inspirato for Good and Inspirato for Business; Inspirato’s anticipated partnership with Capital One Ventures; Inspirato’s ability to consummate the convertible note financing and satisfy applicable closing conditions, including the entry into a commercial agreement with Capital One Ventures on acceptable terms and the receipt of necessary shareholder approvals; quotations of management; Inspirato’s expectations regarding the luxury travel market, including recent trends in the duration and mix of travel bookings; anticipated future expenses and investments, including the timng and sufficiency of Inspirato’s cost-cutting efforts; business strategy and plans; market growth; market position; and potential market opportunities. Inspirato’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in Inspirato’s plans or assumptions, that could cause actual results to differ materially from those projected. These risks include Inspirato’s inability to forecast its business due to limited experience with its pricing models; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; its ability to compete effectively in an increasingly competitive market; its ability to sustain and manage growth; and current market, political, economic and business conditions and other risks detailed in filings with the Securities and Exchange Commission (the “SEC”), including in Inspirato’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, Quarterly Report on Form 10-Q that was filed on May 9, 2023 and Quarterly Report on Form 10-Q that will be filed with the SEC by August 9, 2023, and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect Inspirato’s expectations, plans, or forecasts of future events and views as of the date of this press release. Inspirato anticipates that subsequent events and developments will cause its assessments to change. All information provided in this release is as of the date hereof, and Inspirato undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing Inspirato’s assessment as of any date subsequent to the date of this press release.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Additional Information and Where to Find It

Inspirato, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with a special meeting of stockholders to approve certain amendments to Inspirato’s amended and restated certificate of incorporation in connection with the issuance of the convertible notes (the “Special Meeting”). Inspirato plans to file a proxy statement (the “Special Meeting Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Special Meeting. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Special Meeting Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in Inspirato’s definitive proxy statement for its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 6, 2023. To the extent that such participants’ holdings of Inspirato securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Special Meeting Proxy Statement with the SEC, Inspirato will mail the definitive Special Meeting Proxy Statement and related proxy card to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT INSPIRATO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Inspirato with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Inspirato’s definitive Special Meeting Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Inspirato with the SEC in connection with the Special Meeting will also be available, free of charge, at Inspirato’s investor relations website (https://investor.inspirato.com/) or by writing to Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Investor Relations.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com